      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2001

                                                      REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ALLIED HOLDINGS, INC.
               (Exact name of issuer as specified in its charter)

                 GEORGIA                                       58-0360550
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)

    160 CLAIREMONT AVENUE, SUITE 200                             30030
            DECATUR, GEORGIA                                   (Zip Code)
(Address of principal executive offices)

                              ALLIED HOLDINGS, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              THOMAS M. DUFFY, ESQ.
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        160 CLAIREMONT AVENUE, SUITE 200
                             DECATUR, GEORGIA 30030
                                 (404) 370-1100
 (Name, address and telephone number, including area code, of agent for service)


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                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

                                                          Proposed maximum         Proposed            Amount of
          Title of securities             Amount to be     offering price      maximum aggregate     registration
         to be registered (1)            registered (2)    per share (3)      offering price (3)          fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                  350,000
                                             shares          $2.85               $997,500               $249.38
--------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which May be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on as reported by the Wall Street Journal.

===============================================================================

         PART I -- INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.    Plan Information.+

Item 2.    Registrant Information and Employee Plan Annual Information.+

+ Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

         PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document.

         (a) the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) the Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2001;

         (c) the description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 11, 1998 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment hereto which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         The Company's Amended and Restated Articles of Incorporation (the "Restated Charter") eliminate, to the fullest extent permitted by applicable law, the personal liability of directors to the Company or its shareholders for monetary damages for breaches of such directors' duty of care or other duties as a director. This provision of the Restated Charter will limit the remedies available to a shareholder in the event of breaches of any director's duties to such shareholder or the Company. Under current Georgia law, the Restated Charter does not provide for the elimination of or any limitation on the personal liability of a director for (i) any appropriation, in violation of the director's duties, of any business opportunity of the Company, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law,
(iii) unlawful corporate distributions or (iv) any transactions from which the director received an improper personal benefit.

         Under the Company's Bylaws, the Company shall indemnify to the fullest extent permitted under the GBCC any person made a party to a proceeding because he or she is or was a director or officer of the Company, if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. The Company shall have the power to indemnify to the fullest extent permitted under the GBCC any person made a party to a proceeding because he or she is or was an employee or agent of the Company, if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

         Under the GBCC, a Georgia corporation May indemnify an individual who is a party to a proceeding because he or she is or was a director, against liability incurred in such proceeding, provided that such individual acted in good faith and reasonably believed (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases other than a criminal proceeding, that such conduct was at least not opposed to the best interests of the corporation, and
(c) in the case of a criminal proceeding, that such individual had no reasonable cause to believe that such conduct was unlawful. A Georgia corporation May not indemnify a director under the GBCC (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding, provided it is determined that such director met the relevant standard of conduct set forth above, or (ii) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit. Additionally, a Georgia corporation May, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct or that the proceeding involves conduct for which such director's liability has been properly eliminated by action of the corporation, and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested.

         The Company's directors and executive officers are insured against damages from actions and claims incurred in the course of performing duties, and the Company is insured against expenses incurred in defending lawsuits arising from certain alleged acts against directors and executive officers.

         The foregoing summaries are necessarily subject to the complete text of the statutes, Restated Charter and agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

Exhibits:
--------
4.1        Allied Holdings, Inc. Amended and Restated 1999 Employee Stock Purchase Plan.

5.1        Opinion of Allied Holdings, Inc..

23.1       Consent of Arthur Andersen LLP.

23.2       Consent of Allied Holdings, Inc. (included in Exhibit 5.1).

24.1       Power of Attorney (included on the signature pages of this Registration Statement).

Item 9.    Undertakings.


         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of each of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 May be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on June 5, 2001.

                              ALLIED HOLDINGS, INC.


                              By:      /s/ Robert J. Rutland
                                       -----------------------------------
                                       Robert J. Rutland
                                       Chairman, Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Rutland and Daniel H. Popky, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, May lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                   TITLE                                               DATE
         ---------                                   -----                                               ----
/s/ Robert J. Rutland                    Chairman of the Board of Directors and Chief                June 5, 2001
------------------------------------     Executive Officer (Principal Executive Officer)
Robert J. Rutland

/s/ Daniel H. Popky                      Senior Vice President and Chief Financial Officer           June 5, 2001
------------------------------------     (Principal Financial and Accounting Officer)
Daniel H. Popky

/s/ Guy W. Rutland, III                  Chairman Emeritus and Director                              June 5, 2001
------------------------------------
Guy W. Rutland, III

/s/ Bernard O. De Wulf                   Vice Chairman, Executive Vice President                      June 5, 2001
------------------------------------     and Director
Bernard O. De Wulf

/s/ Berner F. Wilson, Jr.                Director                                                     June 5, 2001
------------------------------------
Berner F. Wilson, Jr.

/s/ Guy W. Rutland, IV                   Vice President and Director                                  June 5, 2001
------------------------------------
Guy W. Rutland, IV

/s/ Joseph W. Collier                    Director                                                     June 5, 2001
------------------------------------
Joseph W. Collier

/s/ David G. Bannister                   Director                                                     June 5, 2001
------------------------------------
David G. Bannister


/s/ Robert R. Woodson                    Director                                                     June 5, 2001
------------------------------------
Robert R. Woodson


/s/ William P. Benton                    Director                                                     June 5, 2001
------------------------------------
William P. Benton


         Pursuant to the requirements of the Securities of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on June 5, 2001.

                    ALLIED HOLDINGS, INC. AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN


                    By:   /s/ Daniel H. Popky
                          ------------------------------------------------------
                          Title: Senior Vice President, Chief Financial Officer
                                 and Assistant Secretary for
                                 the Registrant

                                  EXHIBIT INDEX

Exhibits
4.1               Amended and Restated Allied Holdings, Inc. 1999 Employee Stock Purchase Plan

5.1               Opinion of Allied Holdings, Inc.

23.1              Consent of Arthur Andersen LLP independent auditors.

23.2              Consent of Allied Holdings, Inc. (included in Exhibit 5.1)

24.1              Power of Attorney (included on the signature page of this Registration Statement).